UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

PARKS! AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

FOCUSED COMPOUNDING FUND, LP

FOCUSED COMPOUNDING CAPITAL MANAGEMENT, LLC

ANDREW KUHN
GEOFF GANNON
JACOB MCDONOUGH

RALPH MOLINA

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 22, 2024, Focused Compounding Fund, LP (“Focused Compounding”) issued a press release containing an open letter to the shareholders of Parks! America, Inc. (the “Company”). Such letter pertains to the upcoming annual meeting of the Company, currently scheduled for June 6, 2024 at 10:00 a.m. Eastern Time, for which Focused Compounding has nominated four (4) director-nominees for election to the Company’s board of directors. Focused Compounding posted the press release to X (@FocusedCompound). Both the X post and the press release are reproduced below:

Andrew Kuhn
@FocusedCompound

Focused Compounding's Plan Prioritizes Return of Capital

Parks! America Criticizes Plan to Increase Liquidity for Shareholders

$PRKA

globenewswire.com/en/news-releas...

6:14 AM · May 22, 2024 · **2,651** Views

Source: Focused Compounding Fund, LP May 22, 2024 09:10 ET

Focused Compounding’s Plan Prioritizes Return of Capital

Parks! America Criticizes Plan to Increase Liquidity for Shareholders

DALLAS, May 22, 2024 (GLOBE NEWSWIRE) -- Focused Compounding Fund, LP, a holder of 38.44% of Parks! America, Inc., issued an open letter to shareholders of Parks! America, Inc. (OTCPink: PRKA) (“Parks! America” or the “Company”), describing the importance of voting at the Annual Meeting. The full text of the letter follows.

To the Owners of Parks! America:

Focused Compounding is a private investment fund and the largest shareholder of Parks! America, Inc. (OTCPink: PRKA) (“Parks! America” or the “Company”), owning approximately 38.44% of the issued and outstanding shares. We have been a significant shareholder of Parks! America for over four years, and like you have been frustrated by the Company’s continued poor performance.

We know many of you may want someone to buy your stock from you.

Earlier this year, the Company’s incumbent board adopted a “poison pill” making it impossible for any 10% or larger shareholder to purchase your shares. You won’t get any offers from 10% shareholders to buy your stock while that pill is in place.

We understand that this road block may be frustrating. Focused Compounding’s plan for Parks! America is built around a series of events designed to provide liquidity to shareholders, in addition to considering the termination of the poison pill. This can happen in one of two ways:

1) A tender offer or stock buy back: The Company offers to buy shares directly from you, whether through a tender or an announced share buy back. You get cash for your shares.

2) A special dividend. The Company declares a dividend and all shareholders receive cash.

The other side opposes returning your money to you.

They call it liquidating.

They want to keep your money from you.

We want to return your money to you.

Don’t get stuck in a stock that pays no dividends, with no Company buy backs, and shares that are nearly impossible to sell for another 14 years (assuming the future is the same as the past).

You’ve been through illiquidity hell with this Company for long enough. It’s time for a little liquidating (sell the bad stuff, keep the good stuff).

It’s time to get your money back to you.

Sincerely,

Focused Compounding

Contact:
Andrew Kuhn (469) 207-5844
andrew@focusedcompounding.com

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Focused Compounding Group’s proxy materials, please contact InvestorCom at the address, phone numbers, or e-mail address listed below.

InvestorCom
 19 Old Kings Highway S.
Suite 130
 Darien, CT 06820

Shareholders may call toll-free: (877) 972-0090

Banks and brokers call: (203) 972-9300

E-mail: Proxy@investor-com.com

Additional Information and Certain Information Regarding the Participants

On May 7, 2024, Focused Compounding Fund, LP (“Focused Compounding”) filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) in connection with the 2024 annual meeting of Parks! America, Inc. (“Parks!”), which is currently scheduled to be held virtually on June 6, 2024 at 10:00 a.m. Eastern Time.

FOCUSED COMPOUNDING STRONGLY ADVISES ALL SHAREHOLDERS OF PARKS! TO READ THE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. SUCH PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, FOCUSED COMPOUNDING WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO FOCUSED COMPOUNDING’S PROXY SOLICITOR, INVESTORCOM, AT 19 OLD KINGS HIGHWAY S., SUITE 130 DARIEN, CT 06820, PROXY@INVESTOR-COM.COM. SHAREHOLDERS MAY CALL TOLL-FREE: (877) 972-0090. BANKS AND BROKERS CALL: (203) 972-9300.